Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Eagle Pharmaceuticals, Inc.

Woodcliff Lake, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated December 22, 2014, relating to the financial statements of Eagle Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Woodbridge, New Jersey
March 6, 2015